Exhibit 10.3

                                    SUBLEASE
                       (3167 Corporate Place, Hayward, CA)


         THIS SUBLEASE ("Sublease"), dated as of November 5, 2001, for reference purposes only, is entered into by and between BEI TECHNOLOGIES, INC., a Delaware corporation ("Sublandlord"), and OPTICNET, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Sublandlord leases certain premises (the "Premises") consisting of approximately 15,571 rentable square feet in a building located at 3167 Corporate Place, Hayward, CA, 94545 pursuant to a certain Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated September 20, 2000, between CALWEST INDUSTRIAL PROPERTIES, LLC, a California Limited Liability Company, successor in interest to PGP NORTHERN INDUSTRIAL L.P., a Delaware limited partnership, as landlord (the "Master Landlord"), and Sublandlord, as tenant, (the "Master Lease"). Sublandlord represents and warrants that a true and complete copy of the Master lease is attached hereto as Exhibit A. Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

         B. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord upon the terms and conditions provided for herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

         1. Premises. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises, upon and subject to the terms and conditions set forth herein.

         2. Term. The term of this Sublease has commenced on December 15, 2000 (the "Commencement Date"). The term of this Sublease shall end on December 31, 2005 or upon such earlier or later date mutually agreed to by each of the Sublandlord and Subtenant.

         3. Use. Subtenant shall be permitted to use the Premises consistent with the permitted uses under the Master Lease.

         4. Rent.

                  (a) Base Rent. Starting on the Commencement Date, Subtenant shall pay as base rent ("Base Rent") for the Premises in advance, on or before the first day of each month, without deduction or offset, monthly rent in the amounts set forth below. Base Rent and Additional Rent (defined below) shall be payable to Sublandlord at the address stated herein for Sublandlord. Base Rent and Additional Rent shall collectively be referred to herein as "Rent." Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on the number of days in the month at issue.




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


                   Period                                Monthly Rent
             12/15/00 - 12/31/01                          $16,972.39
               1/1/02 - 12/31/02                          $17,750.94
               1/1/03 - 12/31/03                          $18,529.49
               1/1/04 - 12/31/04                          $19,308.04
               1/1/05 - 12/31/05                          $20,086.59

                  (b) Additional Rent. Subtenant shall pay to Sublandlord, as additional rent ("Additional Rent"), all Common Area Operating Expenses (as defined in Section 4 of the Master Lease) accruing during the term of this Sublease. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Sublandlord's breach of any provision of the Master Lease (ii) due to Sublandlord's negligence or willful misconduct, or (iii) are for the sole benefit of Sublandlord, then such amounts shall be the sole responsibility of Sublandlord.

         5. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Twenty Thousand Eighty Six and 59/100
Dollars ($20,086.59) as a security deposit ("Security Deposit"). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

         6. As-Is. Subject to Master Landlord's service, maintenance or repair obligations under the Master Lease, the Premises and all improvements will be taken over on an "as is" basis.

         7. Master Lease.

                  (a) Sublandlord represents to Subtenant that the Master Lease represents that entire agreement between Master Landlord and Sublandlord respecting the subject matter thereof, is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, or, to Sublandlord's knowledge, the Master Landlord. Sublandlord agrees to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease. Sublandlord shall not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant's use of the Subleased Premises or increase the obligations or decrease the rights of Subtenant hereunder except where required pursuant to Paragraph 49 of the Addendum to the Master Lease, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant's sole discretion.

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

                  (b) Except as otherwise provided in this Sublease,  all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, the Sublandlord being substituted for the Lessor in the Master Lease, the Subtenant being substituted for the Lessee in the Master Lease, and the Premises being substituted for the Premises in the Master Lease; provided, however, that the term "Landlord" in the following sections of the Master Lease shall mean Master Landlord, not Sublandlord: 4, 7.2, 8.1, 8.3, 9, 10.1, and 49, and the term Landlord in the following sections of the Master Lease shall mean both
Master landlord and Sublandlord: 6.4, 8.8, and 32. Notwithstanding the foregoing, the following Sections of the Master Lease are not incorporated herein: 1.1, 1.3, 1.4, 1.5, 1.6, 1.7, 1.9, 1.10, 1.11, the first sentence of
2.1, 2.2, 2.3, 2.5, 2.6, 3, 5, 15, and 37; Addendum To Standard AIR Industrial Lease Paragraphs: 1.5, 3.3 and 15.

                  (c) Notwithstanding the incorporation of Exhibit B to the Master Lease, Sublandlord and Subtenant agree that Subtenant shall perform the obligations of Lessee thereunder, provided, however, Sublandlord shall be solely responsible for any costs associated with or attributable to such obligations. Sublandlord and Subtenant anticipate that the Lessee Improvements as defined in Exhibit B will be substantially completed by the end of the 2002 calendar year.

                  (d) In the event of any conflict between this Sublease and the Master Lease, as between Sublandlord and Subtenant, the terms and conditions of this Sublease shall control. Further, if Rent is abated under the Master Lease, Rent hereunder shall also be abated.

         8. Indemnity. The following provisions and obligations shall survive the termination of this Sublease:

                  (a) Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) the negligence or willful misconduct of Subtenant, or (iii) the storage, use, release or disposal of Hazardous Substances on or about the Premises by Subtenant.

                  (b) Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) a breach of this Sublease or a breach of the Master Lease by Sublandlord, (ii) the negligence or willful misconduct of Sublandlord; (iii) the storage, use, release or disposal of Hazardous Substances on or about the Premises by Sublandlord.

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

         9. Brokerage. Each party warrants and represents to the other that other that they have not retained any other real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees.

         10. Sublandlord's Obligations. Except as expressly otherwise provided herein Sublandlord shall have no obligation to Subtenant with respect to the performance by Master Landlord of any obligations of Master Landlord under the Master Lease, except to use reasonable efforts to enforce Master Landlord's obligations under the Master Lease. Such reasonable efforts shall include, without limitation, upon Subtenant's request, (a) immediately notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations under the Master Lease and/or (b) assigning Sublandlord's rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord's obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

         11. Early Termination of Master Lease. If, without the fault of Sublandlord hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease due to casualty or condemnation, or otherwise, Sublandlord shall not exercise such right without the prior written consent of the Subtenant which may be withheld by Subtenant in its sole and absolute discretion.

         12. Quiet Enjoyment. Subtenant shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant's covenants and agreements contained herein. If Master Landlord seeks to terminate the Master Lease because of a default or alleged default by Sublandlord under the Master Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Master Lease. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Master Landlord under the Master Lease, then Sublandlord shall give written notice to Subtenant specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, then Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait to cure a default by Sublandlord if such action is reasonably required to prevent a termination by Master Landlord of the Master Lease. Nothing contained herein shall entitle Subtenant to act on behalf of Sublandlord or in Sublandlord's name.

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

         13. Consent of Master Landlord. If Subtenant desires to take any action which requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord, and
(c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf and Sublandlord shall use best efforts to obtain such consent, unless Sublandlord and Master Landlord agree that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord's consent is required.

         14. No Third Party Rights. Except as otherwise expressly set forth herein, the benefit of the provisions of this Sublease is expressly limited to Sublandlord and its affiliates on one hand, and Subtenant on the other hand, and each of their permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

         15. Master Landlord Consent to Sublease. This Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon having obtained the written consent of the Master Landlord to this Sublease. Sublandlord shall use commercially reasonable efforts to obtain Master Landlord's consent to this Sublease as soon as practicable.

         16. Surrender. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises in the condition required under the Master Lease.

         17. Mutual Waiver of Subrogation. The waiver of subrogation provision set forth in Section 8.6 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent to hereto).

         18. Non-Disturbance. In the event that the Sublease terminates prior to the expiration of the term thereof for any reason other than as a result of an event of default by Subtenant under the Sublease, the Sublease shall continue in full force and effect, at Subtenant's option, as a direct lease between the Master Landlord and Subtenant upon all of the terms, covenants and conditions of the Sublease and Master Landlord shall recognize Subtenant's right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant's right to possession so long as an event of default does not exist in the performance of Subtenant's obligations under the Sublease.

         19. Counterparts. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

ADDRESS:                                      SUBLANDLORD

One Post Street, Suite 2500                   BEI TECHNOLOGIES, INC.
San Francisco, CA 94104                        a Delaware corporation
Attn: Chief Executive Officer
                                              By:  /s/ Robert Corr
                                              Its:  Vice President and Treasurer

                                              SUBTENANT

One Post Street, Suite 2500                   OPTICNET, INC.,
San Francisco, CA 94104                       a Delaware corporation
Attn: President
                                              By:  /s/ Danforth Joslyn
                                              Its:  President


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

                               CONSENT TO SUBLEASE

         The undersigned, as Landlord under that certain Lease dated September 20, 2000, as more fully set forth in the attached Sublease Agreement (the "Lease"), hereby consents to the foregoing Sublease between BEI TECHNOLOGIES, INC., A Delaware Corporation, ("Sublandlord"), OPTICNET, INC., A Delaware Corporation, ("Subtenant").

         This consent is given upon the expressed following conditions:

         1. Sublandlord shall continue to remain primarily liable for the payment of all amounts of rental and other sums and performance of all covenants required of Sublandlord under the Lease.

         2. There shall be no modifications or amendments of the Sublease Agreement without the prior written consent of Landlord.

         3. Consent by Landlord to this subletting shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights, special privileges or extra services granted to Sublandlord by the Lease, or addendum or amendment hereto or letter of agreement (and such options, right, privileges or services shall terminate upon such assignment or transfer).

         4. In the event of any default under the terms and provisions of the Lease, Landlord shall have the right to collect the rental attributable to the Sublease Premises directly from Subtenant without waiving any of Landlord's rights against Sublandlord as a result of such default.

         5. Consent to the sublease is without waiver of restrictions concerning future subleases or extensions of the foregoing sublease.

         6. Sublandlord shall pay Landlord the sum of One Thousand Six Hundred Ninety Seven Dollars and 23/100 ($1,697.23) to defray Landlord's costs in approving this subletting.

         7. Landlord shall not be liable for, and Sublandlord hereby indemnifies and holds Landlord harmless from, any commission payable associated with the sublease agreement.

         8. In the event of any conflict between the terms and provisions of the Lease and the aforementioned sublease, the terms and provisions of the Lease shall control.

         9. Redress for any claims against Landlord under the Lease or this Consent shall only be made against Landlord to the extent of Landlord's interest in the property of which the Premises are a part. The obligations of Landlord under the Lease and this Consent shall not be


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

personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

LANDLORD:                                             SUBLANDLORD:

CALWEST INDUSTRIAL PROPERTIES, LLC                    BEI TECHNOLOGIES, INC.
A California Limited Liability Company                A Delaware Corporation


By:  PGP PARTNERS, INC.                               By:    /s/ Charles Crocker
     A California Corporation                         Title:     Chief Executive Officer
     As Agent and Property Manager for Landlord       Date:      October 30, 2001

By:   /s/ David Weinstein
          David Weinstein
Title:    Regional Manager
Date:     November 5, 2001




                                                      SUBTENANT:

                                                      OPTICNET, INC.,
                                                      A Delaware Corporation


                                                      By:   /s/ Danforth Joslyn
                                                                Danforth Joslyn
                                                      Title:    President
                                                      Date:     October 25, 2001



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